February 25, 2010

Mr. Michael C. Kardok
Senior Vice-President
Natixis Asset Management Advisors, L.P.
399 Boylston Street
Boston, MA 02116

Dear Mr. Kardok:
On September 25, 2009, Delafield Select Fund a series of
Natixis Funds Trust II (Commission File Number 811-00242) notified PricewaterhouseCoopers LLP that our engagement as auditors was terminated effective September 25, 2009.
Very truly yours,

PricewaterhouseCoopers LLP

cc:	Office of the Chief Accountant
PCAOB Letter Files
Securities and Exchange Commission
100 F Street, N.E.
       Washington, DC  20549-7561